Exhibit 99.1

FOR IMMEDIATE RELEASE

MYR GROUP ANNOUNCES AGREEMENT WITH ENGINE CAPITAL

Agrees to Appoint John P. Schauerman and Arnaud Ajdler as Independent Directors to the Board

Rolling Meadows, IL and New York, NY – March 22, 2016 – MYR Group Inc. (“MYR Group” or the “Company”) (NASDAQ:MYRG), a leading specialty contractor serving the electrical infrastructure market in the United States and Canada, today announced that it has entered into an agreement with Engine Capital, L.P. and its affiliates (“Engine Capital”) regarding the composition of the MYR Group Board of Directors (the “Board”). Under the terms of the agreement, John P. Schauerman has been appointed to the Board, effective immediately, and Arnaud Ajdler, Managing Member of Engine Capital, will join the Board, effective immediately following the 2016 annual meeting of stockholders of the Company (the “2016 Annual Meeting”). With these appointments, the Company’s Board will be expanded to 11 directors, 10 of whom are independent.

“MYR Group has long benefited from a diverse Board with directors who represent different functional disciplines, experiences and points of view,” said Bill Koertner, MYR Group’s President and CEO. “As the Company’s results show, we are making good progress executing our three-pronged strategy of prudent organic growth, acquisitions and returning capital to shareholders. We look forward to working closely with John and Arnaud as well as the rest of the Board to enhance long-term value for all MYR Group shareholders.”

Arnaud Ajdler, Managing Member of Engine Capital, said, “We have had a productive dialogue with MYR Group and are pleased to have reached an agreement which we believe is a good outcome for all shareholders. We believe the addition of the two new independent directors to the Board will help the Company identify and execute upon opportunities to further enhance value for the benefit of all MYR Group shareholders. We look forward to continuing to work closely with the Company and the Board.”

Under the terms of the agreement between MYR Group and Engine Capital, Engine Capital has agreed to customary standstill and voting commitments. Mr. Schauerman will be appointed to the Board immediately to serve as a Class III director and will be nominated for election to the Board as part of the Company’s slate for the 2016 Annual Meeting and Mr. Ajdler will be appointed to the Board following the 2016 Annual Meeting to serve as a Class I director. The agreement also provides that Mr. Schauerman will be appointed to each of the Nominating and Corporate Governance Committee and Audit Committee and Mr. Ajdler will be appointed to the Compensation Committee, subject to their eligibility to serve in such capacities pursuant to applicable law and stock exchange regulations. The complete agreement will be included as an exhibit to a Current Report on Form 8-K and filed by MYR Group with the U.S. Securities and Exchange Commission.

About Arnaud Ajdler

Mr. Ajdler is currently the Managing Member of Engine Capital Management, LLC, which serves as the investment manager to value-oriented special situations funds, that invest both actively and passively in companies undergoing change, and is the Managing Member of each of Engine Investments, LLC and Engine Investments II, LLC. Prior to founding Engine Capital Management, LLC in March 2013, Mr. Ajdler served as a Managing Director of Crescendo Partners L.P., a principal investment firm, from December 2005 to February 2013. In addition, Mr. Ajdler has served as a director of Destination Maternity Corporation, the world’s largest designer and retailer of maternity apparel , since March 2008, and as Non-Executive Chairman of its board of directors since February 2011. He has also served as a director and on the compensation and nominating and corporate governance committees of Stewart Information Services Corporation, a company that provides title insurance and real estate services worldwide, since May 2014, and as a director of StarTek, Inc., a provider of business process outsourcing services, since May 2015. Mr. Ajdler is also an Adjunct Professor at Columbia University Business School where he teaches a course in Value Investing. He also previously served as a director and on the audit committee of Imvescor Restaurant Group, Inc., a Canadian franchisor of restaurant concepts from July 2013 to March 2016, as a director and chair of the corporate governance and nominating committee of Charming Shoppes, Inc., an apparel retailer, from 2008 until the company was acquired in June 2012, and as a director and on the compensation and human resources committee of O’Charley’s Inc., a multi-concept restaurant company, from March 2012 until the company was acquired in April 2012. Since its inception in June 2006 and until its combination with Primoris Services Corporation in July 2008, Mr. Ajdler served as a member of the board of directors and as the Secretary of Rhapsody Acquisition Corp., an OTC Bulletin Board-listed blank check company formed to effect a business combination with an operating business. From June 2004 until June 2006, Mr. Ajdler served as the Chief Financial Officer, a director and the Secretary of Arpeggio Acquisition Corporation, a specified purpose acquisition company (“Arpeggio”). Arpeggio completed its business combination with Hill International, Inc., a worldwide construction consulting firm, in June 2006, and until June 2009, Mr. Ajdler served as a director of the surviving company, a NYSE listed company. From August 2006 until the company was acquired in October 2007, Mr. Ajdler served as a director of The Topps Company, Inc., a company that provides baseball, football, hockey, entertainment, and pop culture products.

About John P. Schauerman

Mr. Schauerman served as Executive Vice President of Corporate Development of Primoris Services Corporation (“Primoris”), a specialty construction and infrastructure company (“Primoris”), from February 2009 to May 2013, where he was responsible for developing and integrating Primoris’ overall strategic plan, including the evaluation and structuring of new business opportunities and acquisitions. Prior to that, Mr. Schauerman served as Primoris’ Chief Financial Officer from February 2008 to February 2009, during which time Primoris went public through a merger with Rhapsody Acquisition Corp. He also served as a director of Primoris from July 2008 to May 2013 and as a director of its predecessor entity, ARB, Inc. (“ARB”) from 1993 to July 2008. Mr. Schauerman joined ARB in 1993 as Senior Vice President. Previously, he served as Senior Vice President of Wedbush Morgan Securities, Inc., a regional investment bank focused on financing activities for middle market companies (n/k/a Wedbush Securities, Inc.). Mr. Schauerman has served on the Boards of Directors of Harmony Merger Corp., a blank check company, since March 2015 and Wedbush Securities, Inc., a leading financial services and investment firm, since August 2014. He previously served as a director of Quartet Merger Corporation, a blank check company, from November 2013 to October 2014. Mr. Schauerman holds an M.B.A. in Finance from Columbia University and a B.S. in Electrical Engineering from the University of California, Los Angeles.

About MYR Group Inc.

MYR Group is a leading specialty contractor serving the electrical infrastructure market throughout the United States and Canada, and has the experience and expertise to complete electrical installations of any type and size. MYR Group’s comprehensive services on electric transmission and distribution networks and substation facilities include design, engineering, procurement, construction, upgrade, maintenance and repair services. MYR Group’s transmission and distribution customers include investor-owned utilities, cooperatives, private developers, government-funded utilities, independent power producers, independent transmission companies, industrial facility owners and other contractors. MYR Group also provides commercial and industrial electrical contracting services to general contractors, commercial and industrial facility owners, local governments and developers generally throughout the western and northeastern United States. For more information, visit myrgroup.com.

About Engine Capital

Engine Capital is a value-oriented special situations fund that invests both actively and passively in companies undergoing change.

Forward-Looking Statements

Various statements in this announcement, including those that express a belief, expectation, or intention, as well as those that are not statements of historical fact, are forward-looking statements. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenue, income, capital spending, segment improvements and investments. Forward-looking statements are generally accompanied by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “likely,” “unlikely,” “possible,” “potential,” “should” or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this announcement speak only as of the date of this announcement; we disclaim any obligation to update these statements (unless required by securities laws), and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Forward-looking statements in this press announcement should be evaluated together with the many uncertainties that affect MYR’s business, particularly those mentioned in the risk factors and cautionary statements in Item 1A of MYR’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and in any risk factors or cautionary statements contained in MYR’s Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

Additional Information

MYR Group, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from MYR Group stockholders in connection with the matters to be considered at MYR Group’s 2016 Annual Meeting. MYR Group filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) and will be filing a definitive proxy statement with the SEC in connection with the solicitation of proxies from MYR Group stockholders for MYR Group’s 2016 Annual Meeting. MYR GROUP STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT WHEN IT BECOMES AVAILABLE AS IT WILL CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of MYR Group’s directors and executive officers in MYR Group securities is included in their SEC filings on Forms 3, 4 and 5. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with MYR Group’s 2016 Annual Meeting. Information can also be found in MYR Group’s most recent Annual Report on Form 10-K and in MYR Group’s preliminary proxy statement for the 2016 Annual Meeting. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by MYR Group with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at MYR Group’s website at www.myrgroup.com or by writing to our Corporate Secretary, at MYR Group Inc., 1701 Golf Road, Suite 3-1012, Rolling Meadows, Illinois 60008.

Contact:

Betty R. Johnson

Chief Financial Officer

847-290-1891

investorinfo@myrgroup.com

Matt Sherman / Barrett Golden / Adam Pollack

Joele Frank, Wilkinson Brimmer Katcher, 212-355-4449